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                                                                  EXHIBIT (a)(4)

                                     FORM OF
                            TEAM AMERICA CORPORATION

                           OFFER TO PURCHASE FOR CASH
              UP TO ___________ OUTSTANDING SHARES OF COMMON STOCK

                                       AT

                               $6.75 NET PER SHARE

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 P.M., EASTERN STANDARD
TIME, ON _______ ,_________________, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                          _____________ __, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         TEAM America Corporation, an Ohio corporation (the "Company"), is offering to purchase up to __________ of the Company's outstanding shares of common stock, no par value per share (the "Shares"), constituting up to 50% of the Company's outstanding shares, at a purchase price of $6.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated ___________ __, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which collectively, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer").

         Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

         THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE CONSUMMATION OF MERGER BY AND AMONG THE COMPANY, MUCHO.COM, INC., AND TEAM MERGER CORPORATION. THE OFFER IS ALSO SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1, 6 AND 14 OF THE OFFER TO PURCHASE.

Enclosed for your information and forwarding to your clients are copies of the following documents:

         1.       The Offer to Purchase, dated ___________ __, 2000.

         2. The Letter of Transmittal for your use to tender Shares and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

         3. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

         4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if certificates for Shares ("Share Certificates") and all other required documents are not immediately available or cannot be delivered to National City Bank (the "Depositary") by the Expiration Time (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Time.

         5. A Letter to Shareholders of the Company from the President and Chief Executive Officer of the Company.


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         6.       Guidelines of the Internal Revenue Service for Certification
                  of Taxpayer Identification Number on Substitute Form W-9.

         7.       A return envelope addressed to the Depositary.

         YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 P.M., EASTERN STANDARD TIME, ON __________, ________ __, 2000,
UNLESS THE OFFER IS EXTENDED.

         In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents should be sent to the Depositary and either Share Certificates representing the tendered Shares should be delivered to the Depositary, or Shares should be tendered by book-entry transfer into the Depositary's account maintained at the Book Entry Transfer Facility (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

         If holders of Shares wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents on or prior to the Expiration Time or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

         The Company will not pay any commissions or fees to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the undersigned.

                                        Very truly yours,

                                        TEAM AMERICA CORPORATION


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE COMPANY, OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.



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